Fifth Street Asset Management Inc. Announces Second Quarter 2016 Results

GREENWICH, CT, August 15, 2016 -- Fifth Street Asset Management Inc. (NASDAQ: FSAM) ("FSAM" or "we") today announced its financial results for the second quarter ended June 30, 2016.

Second Quarter 2016 Highlights

•	GAAP Net Income of $4.4 million, or $0.09 per share on a fully-converted basis;

•	Pro Forma Adjusted Net Income of $10.0 million, or $0.20 per share;

•	Fee-earning Assets Under Management ("AUM") of $4.3 billion; and

•	Total revenues of $23.2 million, 92.0% of which were represented by management fees.

“As we projected in May, with incremental professional expenses related to litigation and activist investors at our funds rolling off, our June quarter saw a rebound in profitability,” said Leonard M. Tannenbaum, Chief Executive Officer of FSAM, adding, “Coinciding with quarter-end, we are also pleased to announce that we have reached a global settlement of the class action and other related litigation, which is 100% covered by FSAM’s insurance.  Importantly, the Fifth Street origination platform remains well-positioned to continue sourcing compelling investment opportunities, despite the slower middle market environment.  Consistent with our view of where we currently are in the credit cycle, we will continue to focus on investing in quality deals with more favorable placement in the capital structure going forward.”

Results of Operations

Total revenues for the quarter ended June 30, 2016 were $23.2 million, representing a $1.2 million, or 5.1%, decrease from $24.4 million for the quarter ended June 30, 2015. Management fees (which include base management fees and Part I fees) for the quarter ended June 30, 2016 were $21.3 million, representing 92.0% of total revenues. The decrease in revenues was primarily due to a reduction in the contractual base management fee rate charged to Fifth Street Finance Corp. ("FSC") from 2.00% to 1.75% effective January 1, 2016, as well as lower asset levels at FSC and our other managed funds.

Total expenses for the quarter ended June 30, 2016 were $22.1 million, and include amounts reimbursed by our funds of $1.8 million, IPO-related compensation charges of $1.9 million, lease termination/abandonment charges of $2.9 million and operating expenses attributable to MMKT of $0.4 million. After adjusting for these items, net expenses were $15.1 million for the quarter ended June 30, 2016, which included litigation and other non-recurring legal costs of $5.9 million and severance and other one-time compensation costs of $0.7 million. Net expenses increased by $5.6 million, or 57.9%, as compared to $9.5 million for the quarter ended June 30, 2015, due to the litigation-related and one-time compensation costs in the current period. Excluding these litigation and compensation costs, net expenses decreased by $1.1 million, or 12.0%, as compared to the quarter ended June 30, 2015, primarily driven by lower employee-related expenses in the current period.

GAAP Net Income for the quarters ended June 30, 2016 and June 30, 2015 was $4.4 million, or $0.09 per share on a fully-converted basis, and $9.5 million, or $0.19 per share on a fully-converted basis, respectively. Pro Forma Adjusted Net Income was $10.0 million, or $0.20 per share, for the quarter ended June 30, 2016, which represented a $0.7 million, or 6.8%, increase as compared to $9.3 million, or $0.19 per share, for the quarter ended June 30, 2015. The increase in Pro Forma Adjusted Net Income was primarily due to the revenue and net expense variances described above.

Dividend Declaration

On August 10, 2016, our Board of Directors declared a quarterly dividend of $0.10 per share of our Class A common stock. The declared dividend is payable on October 14, 2016 to stockholders of record at the close of business on September 30, 2016.

Key Performance Metrics

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
	(dollars in thousands, except per share amounts)
Total revenues	$23,152	$24,398	$42,199	$49,357
Net income (loss)	$4,406	$9,542	$(6,693)	$20,021
Net income (loss) per share, fully-converted basis	$0.09	$0.19	$(0.13)	$0.40
Pro Forma Adjusted Net Income(1)	$9,978	$9,342	$16,126	$18,408
Pro Forma Adjusted Net Income Per Share	$0.20	$0.19	$0.32	$0.37

Management Fees as % of total revenues	92.0%	93.0%	90.9%	92.8%

AUM at end of period(2)	$5,145,496	$5,554,885	$5,145,496	$5,554,885
Fee-earning AUM at end of period(3)	$4,285,022	$4,343,433	$4,285,022	$4,343,433

__________________

(1)	Please refer to Exhibit A for a reconciliation of net income and income before provision for income taxes to Adjusted Net Income and Pro Forma Adjusted Net Income.

(2)	AUM refers to assets under management of our funds and material control investments of these funds and represents the sum of the net asset value of such funds and investments, the drawn debt and unfunded debt and equity commitments at the fund or investment level (including amounts subject to restrictions) and uncalled committed debt and equity capital (including commitments to funds that have yet to commence their investment periods).

(3)	Fee-earning AUM refers to the AUM on which we directly or indirectly earn management fees and represents the sum of the net asset value of our funds and their material control investments and the drawn debt and unfunded debt and equity commitments at the fund or investment level (including amounts subject to restrictions).

Recent Developments

We have entered into agreements to settle previously disclosed legal proceedings, including separate securities class actions filed on behalf of the shareholders of each of Fifth Street Finance Corp. ("FSC") and FSAM and shareholder derivative actions filed on behalf of FSC. The proposed settlement of the FSC and FSAM securities class actions calls for a payment of $14.1 million and $9.25 million, respectively, to the settlement class, with 100% of FSAM's settlement amount covered by insurance. In addition to certain governance and oversight enhancements and an agreement not to oppose plaintiffs’ request for award of $5.1 million in attorneys’ fees and expenses, the proposed settlement of the FSC shareholder derivative actions provides for Fifth Street Management LLC’s waiver of fees charged to FSC in the amount of $1.0 million for each of ten consecutive quarters starting in January 2018 and maintenance of the previously announced decrease in the base management fee from 2.0% to a maximum of 1.75% for at least four years. Each of the proposed settlements is subject both to the plaintiffs’ completion of additional discovery and to approval by the applicable court.

On August 9, 2016, MMKT paid $2,833,050 to holders of its convertible notes in connection with its wind down of business operations and related settlement and cancellation of convertible note agreements, of which FSM received $534,460 of net proceeds.  In connection with the settlement and cancellation of the MMKT notes and the wind down of MMKT’s business, if MMKT determines that funds become available for further payment, MMKT has agreed to pay such amounts on a pro rata basis to the holders of the canceled notes.

Non-GAAP Financial Measures and Operating Metrics

Certain of the terms used in this press release, including AUM, fee-earning AUM, Adjusted Net Income and Pro Forma Adjusted Net Income, may not be comparable to similarly titled measures used by other companies. In addition, our definitions of AUM and fee-earning AUM are not based on any definition of AUM or fee-earning AUM that is set forth in the agreements governing the investment funds that we manage and may differ from definitions of AUM set forth in other agreements to which we are a party from time to time. Further, Adjusted Net Income and Pro Forma Adjusted Net Income are not performance measures calculated in accordance with GAAP. Adjusted Net Income has been included in this press release to adjust for certain one-time, non-recurring or non-operating items. Pro Forma Net Adjusted Net Income has been included in this press release to reflect certain tax adjustments in connection with our IPO and excludes the financial results of MMKT. We use Adjusted Net Income and Pro Forma Adjusted Net Income as measures of our operating performance, not as measures of liquidity. We believe that Adjusted Net Income and Pro Forma Adjusted Net Income provide investors with a meaningful indication of our core operating performance and Adjusted Net Income and Pro Forma Adjusted Net Income are evaluated regularly by our management as decision tools for deployment of resources. We believe that reporting Adjusted Net Income and Pro Forma Adjusted Net Income is helpful in understanding our business and that investors should review the same supplemental non-GAAP financial measures that our management uses to analyze our performance. Adjusted Net Income and Pro Forma Adjusted Net Income have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results prepared in accordance with GAAP. The use of Adjusted Net Income or Pro Forma Adjusted Net Income without consideration of related GAAP measures is not adequate due to the adjustments described herein. Income before income tax benefit (provision) is the GAAP financial measure most comparable to Adjusted Net Income and net income is the GAAP financial measure most comparable to Pro Forma Adjusted Net Income. Please refer to Exhibit A for a reconciliation of net income and income before income tax benefit (provision) to Adjusted Net Income and Pro Forma Adjusted Net Income.

Conference Call Information

We will host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, August 17, 2016 to discuss our second quarter 2016 financial results. All interested parties are welcome to participate. Domestic callers can access the conference call by dialing (855) 791-2033. International callers can access the conference call by dialing +1 (631) 485-4910. All callers will need to enter the Conference ID Number 48913032 and reference "Fifth Street Asset Management Inc." after being connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. An archived replay of the call will be available shortly after the end of the conference call through August 24, 2016, to domestic callers by dialing (855) 859-2056 and to international callers by dialing +1 (404) 537-3406. For all replays, please reference Passcode Number 48913032. An archived replay will also be available online in the "Investor Relations" section of FSAM's website under the "News & Events - Calendar of Events" section.

About Fifth Street Asset Management Inc.

Fifth Street Asset Management Inc. (NASDAQ:FSAM) is a nationally recognized credit-focused asset manager. The firm has over $5 billion of assets under management across two publicly-traded business development companies, Fifth Street Finance Corp. (NASDAQ:FSC) and Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR), as well as multiple private investment vehicles. The Fifth Street platform provides innovative and customized financing solutions to small and mid-sized businesses across the capital structure through complementary investment vehicles and co-investment capabilities. With over an 18-year track record focused on disciplined credit investing across multiple economic cycles, Fifth Street is led by a seasoned management team that has issued billions of dollars in public equity, private capital and public debt securities. Fifth Street's national origination strategy, proven track record and established platform are supported by over 50 professionals across locations in Greenwich and Chicago. For more information, please visit fsam.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, because they relate to future events or our future performance or financial condition. Forward-looking statements may include statements as to the fees charged by FSAM to FSC and FSFR, FSAM's future operating results, dividends by FSAM and business prospects of FSAM.  Words such as "believes," "expects," "seeks," "plans," "should," "estimates," "project," and "intend" indicate forward-looking statements, although not all forward-looking statements include these words. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those implied or expressed in these forward-looking statements for any reason.  Such factors are identified from time to time in FSAM's filings with the Securities and Exchange Commission and include changes in the economy, the financial markets and future changes in laws or regulations, competitive conditions in the business development company space and conditions in FSAM's operating areas.  FSAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:           Investor Contact:

Robyn Friedman, Executive Director, Head of Investor Relations

(203) 681-3720

IR-FSAM@fifthstreetfinance.com

Media Contact:

James Golden / Aura Reinhard / Andrew Squire

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449

Exhibit A. Calculation of Adjusted Net Income (Loss) and Pro Forma Adjusted Net Income

Income before income tax benefit (provision) is the GAAP financial measure most comparable to Adjusted Net Income and net income is the GAAP financial measure most comparable to Pro Forma Adjusted Net Income. The following table provides a reconciliation of net income (loss) and income before income tax benefit (provision) to Adjusted Net Income and Pro Forma Adjusted Net Income (shown in thousands, except per share amounts):

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net income (loss)	$4,406	$9,542	$(6,693)	$20,021
Provision for income taxes	7,237	1,319	6,972	2,508
Income before provision for income taxes	11,644	10,862	278	22,529
Adjustments:
Compensation-related charges (a)(b)(c)	2,647	1,478	4,265	2,964
Unrealized gain on MMKT Notes (d)	—	—	(2,582)	—
Unrealized (gain) loss on beneficial interests in CLOs (e)	(480)	567	368	567
Lease termination/abandonment charges (f)	2,901	—	2,901	(71)
Adjustment of TRA liability for tax rate change (g)	(7,526)	—	(7,526)	—
Gain on extinguishment of debt (h)	(2,000)	—	(2,000)	—
Litigation and other non-recurring legal costs (i)	5,923	—	9,152	—
Loss on legal settlement (j)	9,250	—	9,250	—
Insurance recoveries (j)	(12,247)	—	(12,247)	—
Loss on investor settlement (k)	—	—	10,419	—
Unrealized loss on derivatives (l)	3,707	—	8,383
Realized gain on derivatives (l)	(465)	—	(465)	—
Adjusted Net Income (m)	13,354	12,907	20,196	25,989

Net loss attributable to MMKT (n)	452	319	1,845	319
Pro Forma income tax provision (o)	(4,776)	(5,045)	(8,001)	(10,222)
Pro Forma tax receivable agreement benefit (o)	948	1,161	2,086	2,322
Pro Forma Adjusted Net Income	$9,978	$9,342	$16,126	$18,408

Pro Forma weighted average shares outstanding (p)	49,834	49,968	49,816	49,984
Pro Forma Adjusted Net Income per Class A common share (p)	$0.20	$0.19	$0.32	$0.37

_________________

(a)	For the three months ended June 30, 2016 and June 30, 2015, this amount includes $0.6 million and $0.3 million, respectively, of amortization expense relating to the conversion and vesting of member interests in connection with the Reorganization. For the six months ended June 30, 2016 and June 30, 2015, this amount includes $0.8 million and $0.5 million, respectively, of amortization expense relating to the conversion and vesting of member interests in connection with the Reorganization.
(b)	For the three and six months ended June 30, 2016, this amount includes $1.3 million and $2.7 million, respectively, of amortization expense relating to stock-based compensation that was awarded to certain of our employees in connection with our IPO. For the three and six months ended June 30, 2015, this amount includes $1.2 million and $2.5 million, respectively, of amortization expense relating to stock-based compensation that was awarded to certain of our employees in connection with our IPO.
(c)	For the three and six months ended June 30, 2016, this amount includes $0.7 million of severance payments and retention bonuses.
(d)	Represents the change in fair value of MMKT Notes.

(e)	Represents the change in fair value on our beneficial interests in CLOs on which we have elected the fair value option.
(f)	For the three and six months ended June 30, 2016, this amount represents non-recurring charges related to the abandonment of a portion of our office space at our corporate headquarters in Greenwich, CT. This amount is comprised of a $1.1 million loss representing the present value of the remaining contractual lease payments related to the vacated space (net of estimated sublease income), $2.8 million of accelerated depreciation and amortization, partially offset by a $0.9 million write-off of related deferred rent liabilities. For the six months ended June 30, 2015, this amount includes non-recurring charges for termination payments and related exit costs accrued at present value relating to our office leases.
(g)	Represents the reduction of payables to TRA recipients as a result of certain changes to Connecticut state tax law that were passed in May 2016 (effective January 1, 2016), which resulted in a lower state income tax rate.
(h)	Represents the loan forgiveness granted by the DECD as a result of achieving certain job milestones.
(i)	Represents the expenses incurred in connection with litigation and other non-recurring legal matters. This amount is comprised of $5.2 million of litigation-related costs and $0.7 million of other non-recurring costs.
(j)	These amounts relate to the FSAM class action lawsuit settlement in the amount of $9.3 million which will be covered by insurance proceeds as well as $3.0 million of insurance recoveries related to professional fees incurred in connection with various legal matters.
(k)	Represents the loss recognized by us in connection with the premium paid on our and our principal shareholder's purchase of FSC shares in connection with the RiverNorth settlement.
(l)	Represents gains or losses on a warrant and swap agreement issued by us to RiverNorth in connection with the settlement.
(m)	Adjusted Net Income is presented on a pre-tax basis.
(n)	Represents the net loss attributable to the operations of MMKT, a consolidated subsidiary of FSAM that was formed to develop technology related to the financial services industry.
(o)	Based on our estimated statutory tax rate and includes an adjustment for pro forma tax benefits related to basis adjustments due to our IPO.
(p)	Presented with the assumption that 100% of the limited partnership interests in Fifth Street Holdings L.P. were converted on a one-for-one basis into shares of our Class A common stock.

Exhibit B. Consolidated Statements of Financial Condition as of June 30, 2016 and December 31, 2015

	As of
	June 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$8,616,558	$17,185,204
Management fees receivable (includes Part I Fees of $9,084,207 and $(555,663) at June 30, 2016 and December 31, 2015, respectively)	21,102,279	4,879,785
Performance fees receivable	86,175	224,618
Insurance recovery receivable	9,725,000	—
Prepaid expenses (includes $677,089 and $676,789 related to income taxes at June 30, 2016 and December 31, 2015, respectively)	3,206,646	1,284,759
Investments in equity method investees	531,720	6,427,272
Investments in available-for-sale securities at fair value (cost June 30, 2016: $48,706,293; cost December 31, 2015: $26,389,015)	41,969,307	26,771,258
Beneficial interests in CLOs at fair value: (cost June, 2016: $24,415,383; cost December 31, 2015: $24,617,568)	22,967,217	23,537,629
Due from affiliates	2,679,629	3,943,384
Fixed assets, net	5,849,559	9,893,521
Deferred tax assets	44,473,292	51,180,237
Deferred financing costs	1,677,768	1,929,433
Other assets	3,401,343	3,976,420
Total assets	$166,286,493	$151,233,520
Liabilities and Equity
Liabilities
Accounts payable and accrued expenses	$8,080,704	$5,324,842
Accrued compensation and benefits	5,621,592	10,448,260
Income taxes payable	28,559	28,559
Loans payable (including $2,247,740 and $4,738,026 at June 30, 2016 and December 31, 2015, respectively, of MMKT Notes at fair value)	17,220,305	21,710,640
Legal settlement payable	9,250,000	—
Credit facility payable	87,000,000	65,000,000
Dividends payable	1,705,143	1,748,062
Derivative liabilities at fair value	8,383,213	—
Due to affiliates	26,605	24,257
Deferred rent liability	2,141,090	3,146,210
Payable to related parties pursuant to tax receivable agreements	37,960,213	45,486,114
Total liabilities	177,417,424	152,916,944
Commitments and contingencies
Equity (deficit)
Preferred stock, $0.01 par value; 5,000,000 shares authorized; none issued and outstanding as of June 30, 2016 and December 31, 2015	—	—
Class A common stock, $0.01 par value 500,000,000 shares authorized; 5,842,315 and 5,822,672 shares issued and 5,842,315 and 5,798,614 shares outstanding as of June 30, 2016 and December 31, 2015, respectively	58,423	58,227
Class B common stock, $0.01 par value 50,000,000 shares authorized; 42,856,854 shares issued and outstanding as of June 30, 2016 and December 31, 2015	428,569	428,569
Additional paid-in capital	2,109,607	2,661,253
Accumulated other comprehensive income (loss)	(519,882)	27,276
Accumulated deficit	(627,144)	—
	1,449,573	3,175,325
Less: Treasury stock, at cost: 24,058 shares as of December 31, 2015	—	(180,064)
Total stockholders' equity, Fifth Street Asset Management Inc.	1,449,573	2,995,261
Non-controlling interests	(12,580,504)	(4,678,685)
Total deficit	(11,130,931)	(1,683,424)
Total liabilities and deficit	$166,286,493	$151,233,520

Exhibit C. Consolidated Statements of Income for the Three and Six Months Ended June 30, 2016 and 2015

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Management fees (includes Part I Fees of $9,084,207 and $8,555,515 and $14,022,275 and $16,576,649 for the three months and six months ended June 30, 2016 and 2015, respectively)	$21,291,423	$22,685,241	$38,378,968	$45,784,519
Performance fees	60,411	(12,747)	86,175	76,855
Other fees	1,799,676	1,725,832	3,734,098	3,495,567
Total revenues	23,151,510	24,398,326	42,199,241	49,356,941
Expenses
Compensation and benefits	8,878,001	9,225,279	17,646,626	18,532,965
General, administrative and other expenses	10,080,123	3,099,405	17,381,615	6,372,225
Depreciation and amortization	3,158,322	417,692	3,576,044	820,398
Total expenses	22,116,446	12,742,376	38,604,285	25,725,588
Other income (expense)
Interest income	356,139	171,032	695,741	183,140
Interest expense	(1,080,448)	(458,999)	(2,195,447)	(830,180)
Unrealized gain on MMKT Notes	—	—	2,582,405	—
Unrealized gain (loss) on beneficial interests in CLOs	480,037	(567,398)	(368,227)	(567,398)
Gain on extinguishment of debt	2,000,000	—	2,000,000	—
Adjustment of TRA liability for tax rate change	7,525,901	—	7,525,901	—
Loss on legal settlement	(9,250,000)	—	(9,250,000)	—
Insurance recoveries	12,246,731	—	12,246,731	—
Unrealized loss on derivatives	(3,707,194)	—	(8,383,213)	—
Realized gain on derivatives	465,425	—	465,425	—
Loss on investor settlement	—	—	(10,419,274)	—
Other income (expense), net	1,571,903	61,000	1,783,490	112,048
Total other income (expense), net	10,608,494	(794,365)	(3,316,468)	(1,102,390)
Income before provision for income taxes	11,643,558	10,861,585	278,488	22,528,963
Provision for income taxes	7,237,303	1,319,173	6,971,891	2,508,004
Net income (loss)	4,406,255	9,542,412	(6,693,403)	20,020,959
Net (income) loss attributable to non-controlling interests	(3,629,933)	(8,435,230)	6,230,340	(17,617,175)
Net income (loss) attributable to Fifth Street Asset Management Inc.	$776,322	$1,107,182	$(463,063)	$2,403,784

Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Basic	$0.13	$0.19	$(0.08)	$0.40
Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Diluted	$0.07	$0.19	$(0.10)	$0.40
Weighted average shares of Class A common stock outstanding - Basic	5,833,575	5,968,353	5,815,998	5,984,193
Weighted average shares of Class A common stock outstanding - Diluted	48,790,784	5,976,746	48,740,139	5,992,657